UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event Reported): March 17, 2015

MAXWELL TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-15477	95-2390133
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
3888 Calle Fortunada
San Diego, California 92123
(Addresses of principal executive offices, including zip code)
(858) 503-3300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

On March 17, 2015, Maxwell Technologies, Inc. (the “Company”) filed with the  Securities and Exchange Commission (“SEC”) a Current Report on Form 8-K to report under Item 5.02 (b) that the Company and Kevin S. Royal, the Senior Vice President and Chief Financial Officer of the Company have agreed that Mr. Royal, following six years of significant contribution to the Company, will step down from his position during 2015 and that under Item 5.02 (e) on March 13, 2015, the Compensation Committee of the Board (the “Committee”) approved the grant of stock options, restricted stock units (“RSUs”) and performance restricted stock units (“PRSUs”) under the Company’s 2013 Omnibus Equity Incentive Plan (the “Plan”) to Company employees, including to Dr. Franz Fink, our Chief Executive Officer, and to Michael Finger, our newly appointed Senior Vice President of Global Sales. The stock option, RSU and PRSU awards to Mr. Finger were granted outside the terms of the Plan as an inducement material to his acceptance of employment with the Company in accordance with Nasdaq Listing Rule 5635(c)(4).

This Amendment No. 1 amends the Company’s Current Report on Form 8-K filed on March 17, 2015 to include a revision to the previously filed Exhibit 10.2, form of restricted stock unit agreement. The attached Exhibit 10.2 contains the form of restricted stock unit agreement as approved by the Committee.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.2	Maxwell Technologies, Inc. 2013 Omnibus Equity Incentive Plan - Form of Restricted Stock Unit Agreement

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAXWELL TECHNOLOGIES, INC.

By:	/s/ Kevin S. Royal
Kevin S. Royal
Chief Financial Officer, Treasurer and Secretary
Date: March 20, 2015

EXHIBIT INDEX

Exhibit No.	Description

10.2	Maxwell Technologies, Inc. 2013 Omnibus Equity Incentive Plan - Form of Restricted Stock Unit Agreement